SCHEDULE A
TO
MUNDER SERIES TRUST
DECLARATION OF TRUST

SERIES AND CLASSES
As of May 15, 2012

Series	                                   Classes

Munder Bond Fund	                   A, B, C, K and Y
Munder Growth Opportunities Fund           A, B, C, R and Y
Munder Index 500 Fund	                   A, B, K, R and Y
Munder Integrity Mid-Cap Value Fund        A and Y
Munder Integrity Small/Mid-Cap Value Fund  A and Y
Munder International Equity Fund	   A, B, C, K and Y
Munder International Fund-Core Equity	   A, C, Y and I
Munder International Small-Cap Fund	   A, C, R6, Y and I
Munder Large-Cap Value Fund	           A, B, C, K, R and Y
Munder Micro-Cap Equity Fund	           A, B, C, K, R and Y
Munder Mid-Cap Core Growth Fund	           A, B, C, K, R, R6 and Y
Munder Veracity Small-Cap Value Fund	   A, B, C, K, R, R6 and Y

IN WITNESS WHEREOF, the Trustees named below have executed this Schedule A to the Declaration of Trust as of May 15, 2012.



/s/ Joseph E. Champagne
Joseph E. Champagne

/s/ Lisa A. Payne
Lisa A. Payne


/s/ Thomas D. Eckert
Thomas D. Eckert

/s/ Arthur T. Porter
Arthur T. Porter


/s/ John Engler
John Engler

/s/ John Rakolta, Jr.
John Rakolta, Jr.


/s/ Michael T. Monahan
Michael T. Monahan